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                           SABRE HOLDINGS CORPORATION

               SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN, AS AMENDED

                             EFFECTIVE July 18, 2000

                                    (OFFICER)

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                           SABRE HOLDINGS CORPORATION
               SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN, AS AMENDED
                                    (OFFICER)


                                   ARTICLE ONE
                                    PREAMBLE

         The purpose of this Supplemental Plan is to provide specified benefits to key employees who contribute materially to the growth, development and business success of Sabre Holdings Corporation. The Plan is intended to be an "excess benefit plan", as defined in section 3 of the Employee Retirement Income Security Act of 1974, as amended (defined in Section 2.1 as the "Act"), that is exempt from the provisions of the Act by reason of section 4(b)(5) of the Act. The Supplemental Plan provides benefits only to a select group of highly compensated or managerial employees and is thus also intended to be a "top hat plan" within the meaning of sections 201(2), 301(a)(3), and 401(a)(2) of the Act. Accordingly, this Supplemental Plan shall not constitute a "qualified plan" that is subject to the limitations of section 401(a) of the Code, nor shall it constitute a "funded plan" for purposes of such requirements or of the requirements of the Act.


                                   ARTICLE TWO
                          DEFINITIONS AND CONSTRUCTION

         2.1 DEFINITIONS. For purposes hereof, unless otherwise clearly apparent from the context, the following phrases or terms shall have the following indicated definitions:

             (a) "401(k) Plan" - The Sabre 401(k) Savings Plan, as it may be amended from time to time.

             (b) "401(k) Plan Supplemental Benefit" - The benefit, if any, that is paid or calculated by reason of Article Five.

             (c) "Act" - The Employee Retirement Income Security Act of 1974, as amended from time to time.

             (d) "Amendment Date" - The date this amended Supplemental Plan becomes effective, as set forth in the final clause of this Plan.

             (e) "Affiliated Company" - An "Affiliated Company", as defined in the 401(k) Plan.

             (f) "Base Plans" - The Legacy Plan and 401(k) Plan. Each of the Base Plans may be individually referred to hereunder as a Base Plan.

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             (g) "Beneficiary" - The beneficiary or beneficiaries of the
Participant, as identified under the terms of each respective Base Plan.

             (h) "Board of Directors" - The Board of Directors of the Company.

             (i) "CHANGE IN CONTROL" means an occurrence after the Amendment Date of any one or more of the events described in clause (i), (ii), (iii), or
(iv) below.

                 (i) Any Person directly or indirectly, becomes the beneficial owner (as defined in Rule 13(d)-3 under the Exchange Act) of securities of the Company representing twenty-five percent (25%) or more of the combined voting power of the Company's then outstanding securities; or

                 (ii) During any period of two (2) consecutive years, the
                      individuals who, at the beginning of such period, constitute the Board of Sabre Holdings Corporation (the "Incumbent Directors"; collectively, the "Incumbent Board") cease for any reason other than death to constitute at least a majority of the Board, provided, however, that any individual becoming a director subsequent to the beginning of such two-year period whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as the result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

                 (iii) Consummation of a reorganization, merger, or
                      consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets of another corporation (a "Business Combination"), in each case, unless, following such Business Combination, (a) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the then outstanding shares of stock of the Company (the "Outstanding Company Stock") and the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities") immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60 percent (60%)

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                      of, respectively, the then Outstanding Company Stock and
                      the combined voting power of the then Outstanding Company Voting Securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or throughout one or more subsidiaries), (b) no Person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 25 percent (25%) or more of respectively, the then Outstanding Company Stock resulting from such Business Combination or the combined voting power of the then Outstanding Company Voting Securities except to the extent that such ownership existed prior to the Business Combination, and (c) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

                 (iv) Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.


             (j) "Code" - The Internal Revenue Code of 1986, as amended from time to time.

             (k) "Code Limits" -

                         (i) the restrictions of section 401(a)(17) of the Code,
                  which limit the amount of "Compensation" (as defined in the 401(k) Plan) that may be considered for purposes of the 401(k) Plan, and limit the amount of "Basic Compensation" (as defined in the Legacy Plan) that may be considered for purposes of the Legacy Plan; as of the effective date of this Supplemental Plan, such limits are generally set forth and described in
                  Section 2.1(h) of the Legacy Plan and Article 2.11 of the 401(k) Plan;

                         (ii) the restrictions of section 415 of the Code, which
                  limit the amount of allocations permissible under the 401(k) Plan and the amount of benefits that may be accrued and paid under the Legacy Plan; as of the effective date of this Supplemental Plan, such limits are generally set forth and described in Article VIII of the 401(k) Plan and Section 6.5 of the Legacy Plan.

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             (l) "Committee" - The administrative committee appointed to manage and administer the Supplemental Plan.

             (m) "Company" - Sabre Holdings Corporation, a Delaware corporation, or any successor thereto.

             (n) "Continuation Period" - the period defined by a participant's Executive Termination Benefits Agreement (ETBA).

             (o) "Employee" - An employee of the Company or an Affiliated Company who is eligible to participate in the Legacy Plan and/or the 401(k) Plan, in accordance with the applicable terms and provisions of such Base Plans.

             (p) "Exchange Act" - means the Securities Exchange Act of 1934, as amended from time to time, and any successor or replacement thereto.

             (q) "Incentive Compensation" - Annual compensation of a Participant paid or payable by the Company or an Affiliated Company or by American Airlines, Inc. or a corporate affiliate thereof after January 1, 1985, pursuant to an annual incentive compensation or variable compensation award plan of any of such organizations, whether such bonus is paid currently or is deferred. Compensation paid or payable pursuant to a long-term, multi-year incentive or performance plan shall not constitute Incentive Compensation pursuant to this Supplemental Plan.

             (r) "Legacy Plan" - The SABRE Group, Inc. Legacy Pension Plan, as it may be amended from time to time. The term Legacy Plan shall include benefits transferred from the AA Prior Plan.

             (s) "Legacy Plan Restoration Benefit" - The benefit, if any, that is calculated or paid by reason of Article Four.

             (t) "Participant" - An Employee entitled to a benefit under this Supplemental Plan.

             (u) "Person" - has the meaning ascribed to that term in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d) and 14(d) thereof, and includes a "group" as defined in Section 13(d) of the Exchange Act; but excludes the Company and any direct or indirect subsidiary of the Company and any employee benefit plan sponsored or maintained by the Company or any direct or indirect subsidiary of the Company (including any trustee of such plan acting as trustee).

             (v) "Restoration Plan" - The Sabre Holdings Corporation Supplemental Executive Retirement Plan (Restoration), as it may be amended from time to time.

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             (w) "Supplemental Plan" - The employee benefit program set forth in this document, entitled The Sabre Holdings Corporation Supplemental Executive Benefit Plan (Officer), as it may be amended from time to time.

             (x) "Supplemental Plan Credited Service" - For a Legacy Participant (as defined in the 401(k) Plan), Supplemental Plan Credited Service is the amount of Credited Service that the Participant has in the Legacy Plan.

         2.2 CONSTRUCTION. Terms that appear initially capitalized in the text of this Supplemental Plan that are not defined in Section 2.1 shall have the definitions assigned to them in the Base Plans. The Base Plans are functionally and operationally related to this Supplemental Plan. This Supplemental Plan shall be interpreted in a manner consistent with the Base Plans and the Restoration Plan to provide the benefits contemplated hereunder in a comprehensive manner. If any provision of this Supplemental Plan is determined to be for any reason invalid or unenforceable, the remaining provisions of this Supplemental Plan shall continue in full force and effect. All of the provisions of this Supplemental Plan shall be construed and enforced in accordance with the laws of the State of Texas, except as otherwise required by the Act, the Code or other applicable federal law. Headings and subheadings are for the purpose of reference only and are not to be considered in the construction of this Plan.


                                  ARTICLE THREE
                            PARTICIPATION AND VESTING

         3.1 ELIGIBILITY. Only Employees of the Company or an Affiliated Company who are eligible to participate in either or both of the Base Plans shall be eligible to participate in this Supplemental Plan.

         3.2 PARTICIPATION. Any elected officer of the Company who satisfies the eligibility requirements in 3.1 above and became an officer on or after March 15, 2000 shall be a Participant. In addition, at the discretion of the Board of Directors, the Board of Directors may select from among the Employees who are not elected officers but who are eligible to participate in this Supplemental Plan those Employees who shall also be Participants. Each Employee who is selected for participation in this Supplemental Plan shall be notified of his participation by the Company or the Committee.

         3.3 VESTING.

             (a) 401(K) PLAN SUPPLEMENTAL BENEFIT. If a Participant separates from service prior to becoming vested in the Employer Contribution benefit under the 401(k) Plan pursuant to its terms and conditions, the Participant forfeits the correspondingly unvested portion of any supplemental benefits accrued pursuant to Article V. Conversely, if the Participant has a vested

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interest in the Employer Contribution benefit under the 401(k) Plan, the
Participant has a similarly vested interest in the benefits pursuant to Article V under this Supplemental Plan.

             (b) LEGACY PLAN RESTORATION BENEFIT -- LEGACY PLAN PARTICIPANTS. If a Participant separates from service prior to becoming vested in any benefit under the Legacy Plan, the Participant forfeits the benefits accrued pursuant to
Article IV hereunder. Conversely, if the Participant has a vested interest in benefits under the Legacy Plan, the Participant has a similarly vested interest in the corresponding benefits pursuant to Article IV under this Supplemental Plan.


                                  ARTICLE FOUR
                         LEGACY PLAN RESTORATION BENEFIT

         4.1 CALCULATION OF LEGACY PLAN RESTORATION BENEFIT. Only those Participants in this Supplemental Plan who have previously participated or that currently participate in the Legacy Plan (those participants who have either a current full Legacy benefit or have a frozen Legacy benefit) shall be entitled to a restoration benefit calculated in this Section 4.1 (and payable pursuant to Section 4.2).

         The restoration benefit calculated pursuant to this Section 4.1 shall be the benefit to which such person would have been entitled to under the Legacy Plan had the Code Limits not been in effect, so that such benefits would be determined as though the Code Limits were not applicable to benefits accrued under the Legacy Plan, less the accrued benefit to such person under the terms and provisions of the Legacy Plan (and the Prior Plan as defined in the Legacy
Plan). Such amounts so determined shall be further adjusted to reflect the Legacy Plan's reductions for early retirement, adjustments for late retirement, social security offset and other relevant adjustments to benefits.

         Incentive Compensation will not be recognized for the purpose of the Legacy Plan Restoration benefit. Incentive Compensation will be recognized for the 401(k) Supplemental benefit as described in Section 5.1(c).

         The benefit payable under this section shall replace any benefits payable under Article Four of the Restoration Plan, and the Participant shall have no benefit payable under Article Four of the Restoration Plan.

         4.2 PAYMENT OF LEGACY PLAN RESTORATION BENEFIT. Subject to Sections 4.3 and 6.1, the benefit determined pursuant to Section 4.1 shall be paid to the person entitled thereto as though it were a part of the benefit being paid to such person under the Legacy Plan, so that it is payable at the same time, and in the same form, and subject to the same limits and restrictions, as such person's benefits under the Legacy Plan and the Restoration Plan. If the benefits under the Legacy Plan are payable in the form of a direct rollover pursuant to Section 7.4(e) of the Legacy Plan, the benefits payable under this Supplemental Plan shall be payable as though the benefits under the Legacy Plan

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were payable in the normal form of benefit applicable to such person under
Section 7.2 of the Legacy Plan (or Section 5.9 thereof, if applicable).

         4.3 LUMP-SUM PAYMENT OPTION.

             (a) ELECTION OF THE LUMP-SUM OPTION. In lieu of the payment options specified in the Legacy Plan, a Participant may elect to claim a lump-sum, one-time payment equal to the present value of the benefit determined under
Section 4.1. To be eligible to receive the lump-sum payment, the Participant must submit an election to receive the benefit that is: (i) in writing; (ii) in the form prescribed by the Company; (iii) addressed to the Secretary of the Company; (iv) made by the Participant, and received by the Company, at least one year (or such lesser period as the Board of Directors or its designee shall permit) before he commences payments or one year before age 65, whichever is the first to occur.

             (b) CONDITIONS ON ELECTION OF THE LUMP-SUM OPTION. To elect the lump-sum option, the Participant must execute a general release; submit to a physical examination to provide medical evidence of normal life expectancy satisfactory to the Company; and provide spousal consent if the Participant has an Eligible Spouse as defined in the Legacy Plan.

             (c) CALCULATION OF THE LUMP-SUM OPTION. In calculating the Lump-Sum Payment, the interest rate shall be equal to the annual interest rate on 30-year Treasury securities (GATT rate) for the third month preceding the Participant's retirement date. The mortality assumption used will be the mortality assumption as determined by the Committee.

             (d) PAYMENT OF THE LUMP-SUM OPTION. The lump-sum payment will be paid to the Participant within 30 days of the Participant's first receipt of benefits under the Legacy Plan.

         4.4 LUMP-SUM PAYMENT OF SMALL BENEFITS. Notwithstanding the provisions of Section 4.2, if, upon termination of employment, the value of the Participant's vested Legacy Plan Restoration Benefit (calculated according to the terms of Section 4.3(c)) is less than or equal to $30,000, the Participant's vested Legacy Plan Restoration Benefit will be paid to the Participant in the form of a lump-sum as soon as is administratively feasible following termination of employment.

         4.5 ADJUSTMENTS TO THE LEGACY PLAN RESTORATION BENEFIT. Notwithstanding any other provision of this Supplemental Plan to the contrary, the Board of Directors may adjust a Participant's Legacy Plan Restoration Benefit upward by adjusting upward the Participant's Credited Service or the accumulation rate specified in Section 4.1.

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                                  ARTICLE FIVE
                        401(k) PLAN SUPPLEMENTAL BENEFIT

         5.1 CALCULATION OF BENEFIT.

             (a) RESTORATION OF THE 401(K) PLAN EMPLOYER CONTRIBUTIONS. If allocations to a Participant's Employer Contribution Account (as defined in the 401(k) Plan) are limited by operation of the Code Limits, a restoration benefit shall be payable by operation of this Section 5.1. The amount of the benefit will be determined by crediting to an account established pursuant to this Supplemental Plan the amount of Employer Contribution that would have been allocated to the Participant's Employer Contributions Account without the Code Limits minus the amounts contributed to the 401(k) Plan.

             (b) RESTORATION OF THE 401(K) PLAN EMPLOYER MATCHING CONTRIBUTIONS. If allocations to a Participant's Employer Matching Contribution Account (as defined in the 401(k) Plan) are limited by operation of the Code Limits, a restoration benefit shall be payable by operation of this Section 5.1. The amount of the benefit will be determined by crediting to an account established pursuant to this Supplemental Plan the amount of Employer Matching Contribution that could have been allocated to the Participant's Employer Contributions Account without the Code Limits and without the requirement that the Participant make Employee Before-Tax Deferrals (as defined in the 401(k) Plan) minus the amounts that would have been contributed to the 401(k) Plan had the Participant received the full match in the 401(k) Plan.

             (c) CONTRIBUTIONS DUE TO INCENTIVE COMPENSATION. Each Participant's account shall be credited with an amount equal to the product of (a) the rate of the maximum Employer match plus the Employer Contribution rate, multiplied by
(b) the Participant's Incentive Compensation for the applicable period beginning with the date of participation in this Supplemental Plan.

             (d) TIMING OF CONTRIBUTIONS. Contributions to a Participant's supplemental account shall occur at the time that the contributions would have been credited to the Participant's Account under the 401(k) Plan absent the Code Limits or would have been credited to the Participant's Account under the 401(k) Plan had the Participant's Incentive Compensation for the applicable period been considered Compensation (as defined in the 401(k) Plan).

             (e) ADJUSTMENTS TO ACCOUNTS TO REFLECT EARNINGS. Accounts under this Supplemental Plan shall be adjusted as though they were invested pursuant to the Participant's direction under rules established by the Committee among the investment funds chosen by the Committee.

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             (f) REPLACEMENT OF 401(K) SUPPLEMENTAL BENEFIT. The benefit payable under this section 5.1(a) and 5.1(b) shall replace any benefits payable under Article Five of the Restoration Plan, and the Participant shall have no benefit payable under Article Five of the Restoration Plan.

         5.2 PAYMENT OF 401(K) PLAN SUPPLEMENTAL BENEFIT. Subject to Section 6.1, at the time benefits become payable to the Participant, the Participant's Eligible Spouse or other Beneficiary under the 401(k) Plan, the benefit described in Section 5.1 shall be payable to such person, payable in the same manner as benefits are payable to such person pursuant to the 401(k) Plan. Notwithstanding anything in this Section 5.2 to the contrary, however, no benefit under this Supplemental Plan may be paid in a non-lump sum form unless such method of payment has been irrevocably elected by the Participant at least one (1) year before the earlier of (a) the date such benefits became payable pursuant to this Article Five, or (b) the date of the event creating a right to distribution on account of employment separation for any reason under the 401(k) Plan. If no such election is made in accordance with procedures promulgated by the Board of Directors or its designee, then payment shall be made in a single lump sum within sixty (60) days after benefits first became payable to such person under Section 10.2 of the 401(k) Plan.

         5.3 LUMP-SUM PAYMENT OF SMALL BENEFITS. Notwithstanding the provisions of Section 5.2, if, upon termination of employment, the value of the Participant's vested 401(k) Plan Supplemental Benefit is less than or equal to $30,000, the Participant's vested 401(k) Plan Supplemental Benefit will be paid to the Participant in the form of a lump-sum as soon as is administratively feasible following termination of employment.


                                   ARTICLE SIX
                               PAYMENT LIMITATIONS

         6.1 RESTRICTIONS. No benefits accrued under this Supplemental Plan may be withdrawn by, or distributed to, a Participant while the Participant remains employed by the Company or an Affiliated Company. No loans may be made to any Participant with respect to benefits accrued under this Supplemental Plan. Benefits payable under this Supplemental Plan may not be rolled over or transferred to an individual retirement account or to any other employee benefit plan. If payment of benefits under the Legacy Plan is suspended, payment of corresponding benefits under this Supplemental Plan will be similarly suspended.

         6.2 SPOUSAL CLAIMS. Any claim against benefits under this Supplemental Plan for child support, spousal maintenance, alimony, property division or other matrimonial or dependent obligations shall be treated hereunder in the same manner as would a claim for corresponding benefits under the Base Plans. Such a claim under this Plan shall be subject to all claims procedures, plan provisions and restrictions of the Base Plans.

         6.3 DISABILITY. If a person entitled to any payment under this Supplemental Plan shall, in the sole judgment of the Committee, be under a legal disability, or shall otherwise be unable to

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apply such payment to his own interest and advantage, the Committee, in the exercise of its discretion, may direct the Company or provider or payor of the benefit to make any such payment in any one (1) or more of the following ways:
(a) directly to such person, (b) to his legal guardian or conservator or (c) to his spouse or to any person charged with the legal duty of his support, to be expended for his benefit and/or that of his dependents. The decision of the Committee shall in each case be final and binding upon all persons in interest, unless the Committee shall reverse its decision due to changed circumstances.

         6.4 ASSIGNMENT. Except as provided in Section 6.2, no Participant, Alternate Payee, Eligible Spouse or other Beneficiary of a Participant shall have any right to assign, pledge, hypothecate, anticipate or any way create a lien on any amounts payable hereunder. No amounts payable hereunder shall be subject to assignment or transfer or otherwise be alienable, either by voluntary or an involuntary act, or by operation of law, or subject to attachment, execution, garnishment, sequestration or other seizure under any legal, equitable or other process, or be liable in any way for the debts or defaults of Participants, Beneficiaries, Eligible Spouses or Alternate Payees.

         6.5 WITHHOLDING. Any taxes required to be withheld from payments to payees hereunder shall be deducted and withheld by the Company, benefit provider or funding agent.

         6.6 OVERPAYMENT AND UNDERPAYMENT OF BENEFITS. The Committee may adopt, in its sole discretion, whatever rules, procedures and accounting practices are appropriate in providing for the collection of any overpayment of benefits.


                                  ARTICLE SEVEN
                                CHANGE IN CONTROL

         7.1 CHANGE IN CONTROL. The Participants will be deemed to be completely vested in their currently accrued benefits under this Supplemental Plan as of the date of a Change in Control, regardless of their actual vesting service credit thereunder. Upon a Change in Control, each Participant in the Legacy Plan who is a not a Participant in the 401(k) Plan will be deemed to earn service credit for benefit calculation purposes under Section 4.1 for the Continuation Period set forth in his Executive Termination Benefits Agreement. Each Participant in the 401(k) Plan (including those with a frozen benefit in the Legacy Plan) shall be credited with Employer Contributions and Employer Matching Contributions as though the Participant contributed at a level to receive the maximum Employer Matching Contributions for the Continuation Period set forth in the Participant's Executive Termination Benefits Agreement, based on the Participant's effective annual base salary immediately prior to the Change in Control. All Participants shall be credited Contributions due to Incentive Compensation under Section 5.1(c) for the Continuation Period set forth in the Participant's Executive Termination Benefits Agreement, based on the Participant's target bonus immediately prior to the Change in Control. In addition, the Participant will receive the benefits set forth in this Section
7.1 in the

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event the Participant's employment is terminated by the Company at any time within one hundred and eighty (180) days prior to a Change in Control, other than for death, disability or for cause (as such term is defined in Section 1(a) of the Participant's Executive Termination Benefits Agreement), as though the Participant remained employed by the Company at the time of the Change in Control.


                                  ARTICLE EIGHT
                                     FUNDING

         8.1 FUNDING. Benefits under this Supplemental Plan shall be funded solely by the Company. Benefits hereunder shall constitute an unfunded general obligation of the Company, but the Company may create reserves, funds and/or provide for amounts to be held in trust on the Company's behalf following a Change in Control. Payment of benefits may be made by the Company, such a trust, or through a service or benefit provider to the Company or such a trust. Accounts under this Supplemental Plan are notational, or fictional, unless actually funded pursuant to Section 8.2.

         8.2 SPRINGING RABBI TRUST UPON CHANGE IN CONTROL. If there is a Change in Control the Company will fund the benefits provided in this Supplemental Plan in a so-called "Rabbi Trust." The trust so established shall be (i) with a nationally recognized banking institution with experience in serving as trustee for such matters, (ii) pursuant to such documentation as recommended by outside counsel to the Company, and (iii) funded so as to enable the trust to pay the accrued benefits contemplated under the Supplemental Plan as may be determined by the Company's independent financial consultant. In addition, the Company's Board of Directors, its General Counsel or its Corporate Secretary, may take those additional actions deemed reasonably necessary to accomplish the stated purpose of this Section 8.2.

         8.3 CREDITOR STATUS. A Participant, Eligible Spouse, Alternate Payee or other Beneficiary shall be a general creditor of the Company with respect to the payment of any benefit under this Supplemental Plan, unless such benefits are provided under a contract of insurance or an annuity contract that has been delivered to such person, in which case such person shall look to the insurance carrier or annuity provider for payment, and not to the Company. The Company's obligation for such benefit shall be discharged by the purchase and delivery of such annuity or insurance contract.

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                                  ARTICLE NINE
                                 ADMINISTRATION

         9.1 PLAN ADMINISTRATION. The Committee is the administrator of this Plan. If the Board of Directors does not name the Committee, the executives in charge of the finance, human resources, and the legal departments of the Company or their designees are the administrators of the Plan and shall have all of the powers and duties of the Committee. The Committee may designate one or more individuals, committees or other entities to carry out any of its responsibilities under this Supplemental Plan, other than as described in
Section 9.2(b). The Committee may be removed by the Board of Directors or its representative, with or without cause, and the Board of Directors, or its representative, shall have the power to fill any vacancy which may occur.

         9.2 GENERAL POWERS AND RESPONSIBILITIES OF THE COMMITTEE. The Committee shall have the following powers and authorities:

             (a) To administer this Supplemental Plan, including but not limited to, the power to resolve any and all disputes which may arise. The Committee shall have the exclusive discretionary authority to interpret and construe the terms of the Supplemental Plan and the exclusive discretionary authority to determine eligibility for all benefits hereunder, as well as the amount and method of payment of such benefits. Any such determination or interpretation of the Supplemental Plan adopted by the Committee shall be final and conclusive and shall bind all parties.

             (b) Subject to the provisions of Article Eleven, to amend or restate the Supplemental Plan in such manner deemed necessary to comply with applicable laws and to further the objectives of the Supplemental Plan; provided however, that no such amendment may modify the powers and responsibilities of the Committee without the consent of the Board of Directors.

             (c) The Committee shall have such other powers as the Administrator may have under the 401(k) Plan.

             The Committee may prescribe rules and procedures for allocation of fiduciary responsibilities among any agents appointed by the Committee. Directions from the Committee to fiduciaries, agents and service and/or benefit providers shall be in writing.

         9.3 CLAIMS FOR BENEFITS. Claims under this Supplemental Plan shall be made pursuant to the claims procedures in the Base Plans.

         9.4 INDEMNIFICATION OF EMPLOYEES. The Company hereby indemnifies the Committee and each employee who is delegated responsibilities under the Supplemental Plan against any and all liabilities and expenses, including attorney's fees, actually and reasonably incurred by them in connection with any threatened, pending or completed legal action or judicial or administrative proceeding to which they may be a party, or may be threatened to be made a party, by reason of membership on such committee or due to a delegation of responsibilities, except with regard to any

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matters as to which they shall be adjudged in such action to not have acted in good faith and in a manner which they believed to be in or not opposed to the best interests of the Plan and, with respect to any criminal action, suit or proceeding, had no reasonable cause to believe their conduct was unlawful. In addition, the Company may provide appropriate insurance coverage for any employee or member of any committee appointed by the Committee or each such other individual indemnified pursuant to this Section 9.4 who is not otherwise appropriately insured.

         9.5 ACTION TAKEN IN GOOD FAITH. To the extent permitted by the Act, any employee, officer or director of the Company or an Affiliated Company, or any member of a committee appointed by the Committee, who are fiduciaries with respect to the Supplemental Plan shall be entitled to rely upon, and be fully protected, with respect to any action taken or suffered by them in good faith.


                                   ARTICLE TEN
                       OTHER BENEFITS PLANS OF THE COMPANY

         10.1 OTHER PLANS. Nothing contained in this Supplemental Plan shall prevent a Participant prior to his death, or Eligible Spouse or other Beneficiary after his death, from receiving, in addition to any payments provided for under this Supplemental Plan, any payments provided for under the Base Plans, or which would otherwise be payable or distributable to him, his Eligible Spouse, Alternate Payee or other Beneficiary under any plan or policy of the Company or an Affiliated Company or otherwise. Nothing in this Supplemental Plan shall be construed as preventing the Company or any of its Affiliated Companies from establishing any other or different plans providing for current or deferred compensation for employees. Benefits provided under this Supplemental Plan shall not constitute earnings or compensation for purposes of determining contributions or benefits under any plan of the Company intended to "qualify" under section 401(a) of the Code.

         10.2 NON-DUPLICATION OF BENEFITS. The amount of any benefit payable or determined in accordance with the provisions of this Supplemental Plan shall be reduced by an amount which is the actuarial equivalent of any benefit which a Participant is entitled to receive by any such other related plan of the Company or an Affiliated Company if the benefits provided by the related plan duplicate the benefits of this Supplemental Plan.

                                 ARTICLE ELEVEN
                      AMENDMENT AND TERMINATION OF THE PLAN

         11.1 AMENDMENT. The Board of Directors, or its designee, may amend this Supplemental Plan at any time and from time to time, in whole or in part; provided, however, that (i) the benefit accrued under this Supplemental Plan as of the date of such amendment may not be reduced, (ii) the Board of Directors may not amend this Supplemental Plan so as to terminate it or cease the accrual of benefits thereunder, and (iii) Section 7.1 and 8.2 of the Supplemental Plan may not be amended following a Change in Control.

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         11.2 TERMINATION. The Board of Directors may suspend or terminate this
Supplemental Plan, in whole or in part, at any time, provided that no such termination or suspension shall deprive a Participant, or person claiming benefits under this Supplemental Plan through a Participant, of any benefit accrued under this Supplemental Plan up to the date of suspension or termination.

         11.3 CONTINUATION. The Company intends to continue this Supplemental Plan indefinitely, but nevertheless assumes no contractual obligation beyond the promise to pay the benefits described in this Supplemental Plan.


                                 ARTICLE TWELVE
                                  MISCELLANEOUS

         12.1 NO REDUCTION OF EMPLOYER RIGHTS. Nothing contained in this Supplemental Plan shall be construed as a contract of employment between the Company and any person or as granting a right to any person to be continued in the employment of the Company or an Affiliated Company, or as a limitation of the right of the Company or an Affiliated Company to discharge any of its employees, with or without cause.

         12.2 PROVISION BINDING. All of the provisions of this Supplemental Plan shall be binding upon all persons who shall be entitled to any benefit hereunder, their heirs and personal representatives.

         12.3 ADOPTION BY AFFILIATED COMPANY. With the consent of the Board of Directors or Committee, an Affiliated Company may become a participating employer under this Supplemental Plan.

              IN WITNESS WHEREOF, the Company has amended this Supplemental Plan this 6th day of August, 2001 to be effective as of July 18, 2000.

                                                 SABRE HOLDINGS CORPORATION


                                         By:
                                                 ---------------------------
                                                 James F. Brashear
                                                 Corporate Secretary



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